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                                                            EXHIBIT (5)(b)(2)


                         AIM INTERNATIONAL FUNDS, INC.
                        (AIM EUROPEAN DEVELOPMENT FUND)

                           SUB-SUB-ADVISORY AGREEMENT



         THIS AGREEMENT is made as of this 1st day of November, 1997, by and between INVESCO Global Asset Management Limited, a Bermuda corporation (the "Sub-Advisor") and INVESCO Asset Management Limited (the "Sub-Sub-Advisor").


                                    RECITALS

         WHEREAS, AIM International Funds, Inc. (the "Company") is registered under the Investment Company Act of 1940, as amended (the "1940 Act") as an open-end, diversified management investment company;

         WHEREAS, the Sub-Advisor is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), as an investment advisor and engages in the business of acting as an investment advisor;

         WHEREAS, the Sub-Sub-Advisor is registered under the Advisers Act as an investment advisor and engages in the business of acting as an investment advisor;

         WHEREAS, the Company's charter authorizes the Board of Directors of the Company to classify or reclassify authorized but unissued shares of the Company, and as of the date of this Agreement, the Company's Board of Directors has authorized the issuance of six series of shares representing interests in six investment portfolios: AIM Asian Growth Fund, AIM European Development Fund, AIM Global Aggressive Growth Fund, AIM Global Growth Fund, AIM Global Income Fund and AIM International Equity Fund (such series, together with any future series, are collectively referred to herein as the "Portfolios");

         WHEREAS, the Sub-Advisor has entered into a Master Sub-Advisory Agreement dated November 1, 1997 (the "Sub-Advisory Agreement") with A I M Advisors, Inc. (the "Advisor"), the investment advisor to the Company, pursuant to which the Sub-Advisor shall act as investment Sub-Advisor with respect to the AIM Asian Growth Fund and the AIM European Development Fund; and

         WHEREAS, pursuant to Section 3 ("Delegation of Responsibilities") of the Investment Sub-Advisory Agreement, the Sub-Advisor wishes to retain the Sub-Sub-Advisor for purposes of rendering investment research and advisory services to the Sub-Advisor in connection with the AIM European Development Fund (the "Fund"), upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

         1. Appointment of Sub-Sub-Advisor. The Sub-Advisor hereby appoints the Sub-Sub-Advisor to render investment research and advisory services to the Sub-Advisor with respect to the





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Fund, under the supervision of the Sub-Advisor and subject to the approval and direction of the Company's Board of Directors, and the Sub-Sub-Advisor hereby accepts such appointment, all subject to the terms and conditions contained herein.

         2.      Duties of Sub-Sub-Advisor.

                 (a) The Sub-Sub-Advisor shall provide the Sub-Advisor with such economic research and securities analyses as the Sub-Advisor may from time to time consider necessary or advisable in connection with the Sub-Advisor's performance of its duties under the Sub-Advisory Agreement. The Sub-Sub-Advisor shall continually review the Fund's assets and investments, shall consult with the Sub-Advisor and shall make recommendations as to (1) which securities should be purchased, sold or exchanged by the Fund, (2) the appropriate portion of the Fund's assets to be invested in particular countries or geographic regions, and (3) foreign (non-United States) currency matters, the use of foreign exchange contracts, and the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's investments should be exercised.

                 (b) In no event shall the Sub-Sub-Advisor have (1) any responsibility for, or control over, final investment decisions for the Fund,
(2) authority to order or direct the execution of securities transactions on behalf of the Fund, or (3) authority to vote or to exercise any rights
pertaining to the Fund's investments.   All final investment decisions for the
Fund, and the ordering or directing of execution of securities transactions on behalf of the Fund, shall solely be the responsibility of the Advisor.

         3. Control by Board of Directors. Any investment program undertaken by the Sub-Sub-Advisor pursuant to this Agreement, as well as any other activities undertaken by the Sub-Sub-Advisor with respect to the Fund, shall at all times be subject to any directives of the Board of Directors of the Company.

         4. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, the Sub-Sub-Advisor shall at all times conform to:

                 (a) all applicable provisions of the 1940 Act and the Advisers Act and any rules and regulations adopted thereunder;

                 (b) the provisions of the registration statement of the Company, as the same may be amended from time to time, under the Securities Act of 1933 and the 1940 Act;

                 (c) the provisions of the corporate charter of the Company, as the same may be amended from time to time;

                 (d) the provisions of the by-laws of the Company, as the same may be amended from time to time; and

                 (e) any other applicable provisions of state, federal or foreign law.

         5. Compensation. The Sub-Advisor shall pay to the Sub-Sub-Advisor, as compensation for services rendered hereunder to the Fund, an annual fee, payable monthly, equal to 100% of the fee received by the Sub-Advisor with respect to such Fund.





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         6.       Sub-Sub-Advisor's Expenses.   The Sub-Sub-Advisor shall
furnish at its own expense all administrative services, office space, equipment and facilities, investment advisory, statistical and research services, and executive, supervisory and clerical personnel necessary to perform its duties and obligations hereunder.

         7.      Fee Waivers and Expense Limitation.    If, for any fiscal year
of the Company, the amount of the Advisory fee which the Fund would otherwise be obligated to pay to the Advisor is reduced because of voluntary fee waivers by the Advisor or pursuant to expense limitation provisions of the Advisory Agreement, the fee payable hereunder to the Sub-Sub-Advisor shall be reduced proportionately; and to the extent that the Advisor reimburses the Fund as a result of such expense limitations, the Sub-Sub-Advisor shall reimburse the Sub-Advisor that proportion of such reimbursement payments which the Sub-Sub-Advisory fee hereunder bears to the Sub-Advisory fee under the Agreement.


         8.      Non-Exclusivity.   The services of the Sub-Sub-Advisor to the
Sub-Advisor with respect to the Company and the Fund are not deemed to be exclusive, and the Sub-Sub-Advisor shall be free to render investment advisory and administrative or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that officers and directors of the Sub-Sub-Advisor may serve as officers or directors of the Sub-Advisor, Advisor or of the Company, and that officers or directors of the Sub-Advisor, Advisor or of the Company may serve as officers or directors of the Sub-Sub-Advisor to the extent permitted by law; and that the officers and directors of the Sub-Sub-Advisor are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment advisory companies.

         9. Term and Approval. This Agreement shall become effective with respect to the Fund if approved by the shareholders of such Fund, and if so approved, this Agreement shall thereafter continue in force and effect until November 1, 1999, and may be continued from year to year thereafter, provided that the continuation of the Agreement is specifically approved at least annually:

                 (a) (i) by the Company's Board of Directors, or (ii) by the vote of "a majority of the outstanding voting securities" of such Fund (as defined under Section 2(a)(42) of the 1940 Act); and

                 (b) by the affirmative vote of a majority of the directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as Company directors), by votes cast in person at a meeting specifically called for such purpose.

         10.      Termination.   This Agreement may be terminated as to the
Fund at any time, without the payment of any penalty, by vote of the Company's Board of Directors or by vote of a majority of the Fund's outstanding voting securities, or by the Sub-Advisor, or by the Sub-Sub-Advisor on sixty (60) days' written notice to the Sub-Advisor and to the Company. The notice provided for herein may be waived by either party. This Agreement shall automatically terminate in the event of any of the following: (i) termination of the Master Investment Advisory Agreement with the Advisor; (ii) termination of the Sub-Advisory Agreement; or (ii) assignment of the Agreement, the term "assignment" for purposes of this paragraph having the meaning defined in
Section 2(a)(4) of the 1940 Act.





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         11.     Liability of Sub-Sub-Advisor.    In the absence of willful
misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Sub-Sub-Advisor or any of its officers, directors or employees, the Sub-Sub-Advisor shall not be subject to liability to the Sub-Advisor for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

         12. Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to such address as may be designated for the receipt of such notice, with a copy to the Company. Until further notice, it is agreed that the address of the Company shall be as follows:

                 11 Greenway Plaza, Suite 100
                 Houston, TX 77046

                 Attn.: Robert H. Graham

Until further notice, it is agreed that the address of the Sub-Advisor shall be as follows:

                 Cedar House
                 41 Cedar Avenue
                 Hamilton, HM12 Bermuda

                 Attn:

Until further notice, it is agreed that the address of the Sub-Sub-Advisor shall be as follows:

                 11 Devonshire Square
                 London, England EC2M4YR

                 Attn:

         13. Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act or the Advisers Act shall be resolved by reference to such term or provision of the 1940 Act or the Advisers Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Acts. In addition, where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.





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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective duly authorized officers as of the day and year first written above.



                                       INVESCO GLOBAL ASSET MANAGEMENT LIMITED
Attest:

 /s/ [ILLEGIBLE]                       By: /s/ [ILLEGIBLE]
-----------------------------------       ------------------------------------
Title:   Director                      Title:  Chairman
      -----------------------------          ---------------------------------

(SEAL)



                                       INVESCO ASSET MANAGEMENT LIMITED
Attest:

 /s/ [ILLEGIBLE]                       By: /s/ [ILLEGIBLE]
-----------------------------------       ------------------------------------
Title:   Secretary                     Title:  Chief Executive
      -----------------------------          ---------------------------------

(SEAL)





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